UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d)
OF THE SECURITIES EXCHANGE ACT OF 1934

DATE OF REPORT (DATE OF EARLIEST EVENT REPORTED)
October 31, 2008

BREITBURN ENERGY PARTNERS L.P.
(Exact name of Registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation or organization)	001-33055 (Commission File Number)	74-3169953 (I.R.S. Employer Identification No.)

515 South Flower Street, Suite 4800
Los Angeles, CA 90071
(Address of principal executive office)

(213) 225-5900
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01 Regulation FD Disclosure.

On November 3, 2008, BreitBurn Energy Partner L.P. (“BreitBurn”) issued a press release announcing that it intends to vigorously defend itself against the allegations of a lawsuit reportedly filed against it by Quicksilver Resources Inc. ("Quicksilver").

A copy of the press release is furnished and attached as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated herein by reference.

In accordance with General Instruction B.2 of Form 8-K, the information set forth in this Item 7.01 and in Exhibit 99.1 shall not be deemed to be “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section, unless the Partnership specifically states that the information is to be considered “filed” under the Exchange Act or incorporates it by reference into a filing under the Exchange Act or the Securities Act of 1933, as amended.

Item 8.01 Other Events.

On Friday, October 31, 2008, BreitBurn received notice by facsimile from Quicksilver of a lawsuit naming BreitBurn as a defendant along with BreitBurn GP, LLC, BreitBurn Operating GP, LLC, Randall H. Breitenbach, Halbert S. Washburn, Gregory J. Moroney, Charles S. Weiss, Randall J. Findlay, Thomas W. Buchanan, Grant D. Billing, and Provident Energy Trust (“Provident”). In the Petition, Quicksilver asserts twelve different counts against the various defendants. The primary claims are as follows: Quicksilver alleges that BreitBurn Operating L.P. breached the Contribution Agreement with Quicksilver, dated September 11, 2007, based on allegations that BreitBurn made false and misleading statements relating to BreitBurn’s relationship with Provident. Quicksilver also alleges common law and statutory fraud claims against all of the defendants by contending that the defendants made false and misleading statements to induce Quicksilver to acquire units in BreitBurn. Finally, Quicksilver alleges claims for breach of the First Amended and Restated Agreement of Limited Partnership of BreitBurn Energy Partners L.P., dated as of October 10, 2006 (“Partnership Agreement”), and other common law claims relating to certain transactions and an amendment to the Partnership Agreement that occurred in June 2008. Quicksilver seeks a temporary and permanent injunction, a declaratory judgment relating primarily to the interpretation of the Partnership Agreement and the voting rights in that agreement, indemnification, punitive or exemplary damages, avoidance of BreitBurn GP, LLC's assignment to BreitBurn all of its economic interest in BreitBurn, attorneys’ fees and costs, pre- and post-judgment interest, and monetary damages. BreitBurn understands that Quicksilver filed this lawsuit on Friday, in Tarrant County District Court.

BreitBurn intends to defend itself vigorously in connection with the allegations in the Petition. Because this lawsuit is at an early stage, we cannot predict the manner and timing of the resolution of the lawsuit or its outcome, or estimate a range of possible losses, if any, that could result in the event of an adverse verdict in the lawsuit.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

99.1	Press Release of BreitBurn Energy Partners L.P. dated November 3, 2008

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

BREITBURN ENERGY PARTNERS L.P.

	By:	BreitBurn GP, LLC,
its general partner

Date: November 3, 2008	By:	/s/ Gregory C. Brown
Gregory C. Brown
Executive Vice President and General Counsel

EXHIBIT INDEX

99.1	Press Release of BreitBurn Energy Partners L.P. dated November 3, 2008